Electronically transmitted to the Securities and Exchange Commission on October 14, 1998
                                              Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FEATHERLITE, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                              41-1621676
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                                Highways 63 and 9
                               Cresco, Iowa 52136
                                 (319) 547-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Conrad D. Clement
                      President and Chief Executive Officer
                                Featherlite, Inc.
                                 Highways 63 & 9
                                  P.O. Box 320
                               Cresco, Iowa 52136
                                 (319) 547-6000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Timothy M. Heaney, Esq.
                         William K. Sjostrom, Jr., Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]



                         CALCULATION OF REGISTRATION FEE
======================================= -------------------- -------------------- ------------------ ---------------

Title of Securities to be Registered          Amount          Proposed Maximum    Proposed Maximum     Amount of
                                         to be Registered    Offering Price per       Aggregate       Registration
                                                                   Unit(1)        Offering Price(1)       Fee
======================================= ==================== ==================== ================== ===============
Common Stock to be offered by Selling         218,281              $4.1875           $914,051.68        $269.65
Shareholder
======================================= ==================== ==================== ================== ===============


(1) For purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, such amount is based upon the average of the high and low prices of the registrant's Common Stock on October 12, 1998 (a date within five business days prior to the date of filing).

         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to completion, dated October 14, 1998

                                   PROSPECTUS

                                FEATHERLITE, INC.

                         218,281 Shares of Common Stock


         This prospectus relates to the offer and sale of up to 218,281 shares of Featherlite common stock by Charles Fulton, the selling shareholder. We will not receive any proceeds from the sale.

         Our common stock is traded on the Nasdaq National Market(R) under the symbol "FTHR." The closing bid price on ____________, 1998, as reflected on the Nasdaq National Market(R) was $_______ per share.

                             -----------------------

                For information concerning certain risks relating
                  to an investment in Featherlite common stock
                     see "Risk Factors" beginning on page 5.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We may not sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

                The date of this prospectus is       , 1998

                                TABLE OF CONTENTS

                                                                         Page


ABOUT FEATHERLITE..........................................................3


RISK FACTORS...............................................................5


USE OF PROCEEDS............................................................8


SELLING SHAREHOLDER........................................................8


PLAN OF DISTRIBUTION.......................................................8


WHERE YOU CAN FIND MORE INFORMATION........................................9

                                ABOUT FEATHERLITE

         Featherlite, Inc. was organized by its current management as a Minnesota corporation in 1988 to acquire the assets of a non-affiliated business which manufactured trailers since the early 1970s under the FEATHERLITE(R) brand name. We design, manufacture and market over 400 models of both custom made and standard model specialty aluminum and steel trailers through a network of over 240 full-line dealers and over 900 limited-line dealers located in the United States and Canada.

         In 1996, we began manufacturing and marketing a custom luxury motorcoach primarily through the acquisition of the assets of Vantare International, Inc., which is among the leaders and fastest growing companies in the high end motorcoach industry. Our entry into the luxury motorcoach market was consistent with our long-term growth strategy of product diversification. We market these motorcoaches under the trade name "VANTARE by Featherlite(TM)."

         In the second quarter of 1998, we significantly added to our presence in the luxury motorcoach and recreational vehicle market through our acquisition of the assets of Mitchell Motorcoach Sales, Inc., the manufacturer and distributor of the high quality Vogue(R) lines of luxury bus converstions and Class A motorcoaches. This acquisition furthered our long-term growth strategy, doubled our business in a fast growing category, and made us the dominant manufacturer of bus conversion luxury motorcoaches in the U.S. We market these motorcoaches and recreation vehicles under the trade name "Featherlite Vogue(TM)."

         We market our primary products under the FEATHERLITE(R) brand name. FEATHERLITE(R) trailers are made of aluminum, which differentiates us from most of our competitors which primarily make steel trailers. Aluminum trailers are superior to steel in terms of weight, durability, corrosion resistance, maintenance and weight-to-load ratio. Although our focus is on manufacturing and marketing aluminum trailers, we also market a line of composite steel and aluminum trailers under the FEATHERLITE-STL(R) series (replaced Econolite beginning in 1997) and DIAMOND D(R) brands in order to provide dealers and customers with a high quality, but less expensive, alternative to the aluminum trailer.

         We believe our growth is being caused by overall market expansion, particularly in uses related to entertainment and leisure, and by our increasing share of a fragmented market. Demand for our products is being significantly driven by the lifestyles, hobbies and events that are important to our target customers. Growth in those product and service categories which could use or require a high quality trailer is creating increased demand for our products. Those categories and uses include pickup trucks, sport utility vehicles, all-terrain-vehicles, personal watercraft and snowmobiles; auto races, classic car shows and motorcycle rallies; hobby farming and raising and showing horses; art and craft fairs and expositions; and vending trailers for selling crafts, food and other concessions, such as T-shirts or novelty items. Examples of other users our trailers include lawn care services, house painters, construction crews, traveling museum exhibitions, concert tours, musical groups and fiber optic utility crews that require clean environments in which to splice and store cable.

         We continually monitor the market for opportunities to leverage the FEATHERLITE(R) brand name and our expertise. We pioneered the introduction of standard model aluminum horse and livestock trailers, which traditionally had been custom made. We have also responded to the increasing demand for customizing the interiors of trailers, a capability which helps distinguish us from our competition. Typical interiors range from a simple interior, such as a dressing room, closet and mirror in the nose of a horse trailer, to sophisticated, such as upholstered seating and sleeping areas, kitchens, bathrooms and modern electronics, including fax machines, cellular phones and satellite dishes, in race care transporters and luxury custom coaches. In addition, we refine the products we already offer by introducing new features to satisfy the increasing demands of our customers.

         We pay special attention to our target customers and attempt to reach them through a variety of media. Unlike most of our competition, we are large enough to benefit from national advertising and sponsorship of major events which are visible to our customers. These sponsorships include our designation as the "Official Trailer of NASCAR, CART, IRL, ARCA, ASA, World of Outlaws and the Indianapolis Motor Speedway," a major sponsor of NHRA drag racing and association with the All American Quarter Horse Congress, the International Arabian Horse Association and others. Vantare, our luxury motorcoach division, is the "Official Coach" of NASCAR, IRL, and Sportscar. We intend to expand our promotional activities as we enter new markets.

                                  RISK FACTORS

         You should carefully consider the following risk factors, together with other information contained or incorporated by reference in this prospectus, in evaluating whether to invest in our shares.

Increased Leverage and Related Expenses

         Featherlite has made greater use of leverage and incurred increased interest and related expenses in the past several years to finance acquisitions and working capital growth. Increased debt has been incurred in connection with the acquisition of the assets of Mitchell Motorcoach Sales, Inc., in financing the operations of the Vogue and Vantare Divisions and in providing additional working capital for growth of trailer operations. At various times in 1996 and 1997, Featherlite was temporarily out of compliance with certain covenants of its loan agreements but received waivers from the lenders for these variances. It is in compliance with all covenants in 1998. Increased leverage and related expenses create a risk to future operating results.

Competition

         The specialty trailer industry is highly competitive, especially with respect to the most commonly sold models, such as one and two horse trailers. Competition is based upon a number of factors, including brand name recognition, quality, price, reliability, product design features, breadth of product line, warranty and service. The primary competition to FEATHERLITE(R) aluminum trailers are steel trailers, which typically sell for approximately 30% to 40% less but are subject to rust and corrosion and are heavier. There are no significant technological or manufacturing barriers to entry into the production of steel trailers and only moderate barriers to the production of aluminum trailers. Because Featherlite has a broad based product line, its competition varies by product category. There is no single company that provides competition in all product lines. Certain of Featherlite's competitors and potential competitors are better established in segments of Featherlite's business.

         The motorcoach industry is highly competitive, particularly in XL models, with seven or more manufacturers. Vantare is the dominant producer of H model coaches. Competition is based primarily on quality and price although other factors such as brand name, reliability, design feature, warranty and service are also important. The brand names of Featherlite's principal competitors in this industry, all of which are located domestically, include, among others: Marathon, Liberty, Country Coach, Angola, Monaco and Custom.

Dependence on Key Personnel

         Featherlite's success is highly dependent on its senior management, including Conrad D. Clement, President and Chief Executive Officer. The loss of Mr. Clement's services could have a material adverse affect Featherlite's business and development. There can be no assurance that an adequate replacement could be found in the event of his departure. Featherlite does not carry any key man life insurance on any of its officers or employees.

Supplier Relationships and Fluctuating Prices

         Featherlite presently purchases substantial amounts of aluminum extrusions from two major suppliers, Alumax Extrusions Inc. and Easco Aluminum, and the majority of its sheet metal from two large suppliers, Reynolds Aluminum Co. and Samuel Whittar. The identity of particular suppliers and the quantities purchased from each varies from period to period. Featherlite has not engaged in hedging or the purchase and sale of future contracts other than contracts for delivery to fill its own needs. Featherlite has contracts with suppliers to fill a substantial part of its projected need for aluminum in 1998 and 1999. In the event that one or more of Featherlite's suppliers were unable to deliver raw materials to Featherlite for an extended period of time, Featherlite's production and profits could be materially and adversely affected if an adequate replacement supplier could not be found within a reasonable amount of time. Featherlite has never been unable to obtain an adequate supply of raw materials. Increases in prices of aluminum and other supplies may adversely affect sales of Featherlite's products.

Reliance on Manufacturer

         Featherlite purchases its motorcoach shells from one manufacturer, Prevost Car, Inc. of Sainte-Claire, Quebec, Canada, although Featherlite could purchase certain shells from other manufacturers. Featherlite does not have any long or short term manufacturing contracts with Prevost. However, Featherlite provides Prevost with its estimated yearly motorcoach requirements. Once Prevost releases an order to production, Prevost becomes obligated to fill the order and Featherlite becomes obligated to take delivery of the order. In the event that Prevost was unable to deliver motorcoach shells to Featherlite, Featherlite's revenues and profits could be materially and adversely affected.

Product Liability

         Although Featherlite has never been required to pay any significant amount in a product liability action, as a manufacturing company it is subject to an inherent risk of product liability claims. Featherlite maintains product liability insurance policies in an amount it believes is adequate and will be renewed annually, but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect Featherlite from adverse financial effects in the event of product liability claims.

Government Regulation and Product Standards

         Featherlite and its products are subject to various foreign, federal, state and local laws, rules and regulations. Featherlite builds its trailers to standards of the federal Department of Transportation and the National Trailer Manufacturers Association. Featherlite is also governed by regulations relating to employee safety and working conditions and other activities. A change in any such laws, rules, regulations or standards, or a mandated federal recall by the National Highway Transportation Safety Board, could have material adverse effect on Featherlite.

Aircraft Purchases and Sales

         Featherlite is a licensed aircraft dealer and believes that dealing in used aircraft is complementary to its principal business. The purchase, sale, use and operation of aircraft, and the volatility in the sales volume and value of aircraft, create risks to Featherlite and its operating results. Featherlite maintains liability insurance relating to its aircraft in an amount it believes to be adequate but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect Featherlite from adverse financial effects in the event of claims.


Facilities Utilization and Integration

         Featherlite has substantially expanded its facilities over the past several years through the construction of larger facilities in Cresco, Iowa, completed in March 1995, the acquisition of assets of Diamond D in October 1995 (primarily for the manufacture of steel trailers), the acquisition of assets of Vantare International, Inc. in Sanford, Florida in July 1996 (for the manufacture of luxury motorcoaches) and subsequent Vantare facilities expansion in 1997, and the acquisition of Mitchell Motorcoach Sales in Pryor, Oklahoma in May 1988 and the construction of a sales and service center at the Vantare site to be completed in the spring of 1999. Featherlite's profit margins will depend in part on its ability to increase unit sales volume to fully utilize its new facilities and integrate operations efficiently.

Future Capital Needs

         Featherlite believes that its current cash balances, cash flow generated from operations and available borrowing capacity will be sufficient to fund operations and capital requirements for the next year and the foreseeable future. Featherlite's future capital requirements will depend on many factors, including Featherlite's ability to market its products successfully. In the future, Featherlite may seek additional financing through a bank or other sources. Debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to Featherlite.

Absence of Dividends

         Although Featherlite made cash distributions while it was taxable as an S Corporation, it does not intend to pay any other cash dividends in the foreseeable future. Featherlite intends to retain all earnings, if any, to invest in Featherlite's operations. Subject to contractual restrictions, the payment of dividends is within the discretion of Featherlite's Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of Featherlite, among other factors. Featherlite is a party to certain loan agreements which prohibit the payment of any dividends without the lenders' prior consent.

                                 USE OF PROCEEDS

         Featherlite will not receive any proceeds from the sale of any of the shares offered hereby.

                               SELLING SHAREHOLDER

         The shares offered hereby were issued May 8, 1998, in connection with the acquisition by Featherlite of substantially all of the assets of Mitchell Motorcoach Sales, Inc. Featherlite originally issued the shares to Mitchell Motorcoach Sales. Mitchell Motorcoach Sales subsequently transferred the shares to the selling shareholder, Charles Fulton, a creditor of Mitchell Motorcoach Sales.

         As of October 1, 1998, the selling shareholder owned 218,281 shares of Featherlite common stock, all of which are being offered pursuant to this prospectus. Before this offering, the selling shareholder owned approximately 3% of the outstanding Featherlite common stock. After this offering, he will own less than 1%.

                              PLAN OF DISTRIBUTION

         The selling shareholder has advised Featherlite that all or a portion of the shares offered by this prospectus may be sold from time to time by the selling shareholder or by pledges, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers;
(b) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this prospectus. In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

         Featherlite and the selling shareholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 0-24804) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         1.  Annual Report on Form 10-K for the fiscal year ended December 1997;

         2.  Proxy Statement for the 1998 Annual Meeting;

         2.  Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

         3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         4. The description of Featherlite common stock which is incorporated by reference in the Registration Statement on Form 8-A filed on September 14, 1994.

         You may request a copy of these filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address:

                  Jeffery A. Mason
                  Chief Financial Officer
                  Featherlite, Inc.
                  Highways 63 and 9
                  Cresco, Iowa 52136
                  (319) 547-6000

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following expenses will be paid by Featherlite in connection with the distribution of the shares registered hereby. Featherlite is paying all of the Selling Shareholder's expenses related to this offering, except the Selling Shareholder will pay any applicable broker's commissions and expenses, transfer taxes, as well as fees and disbursements of counsel and experts for the Selling Shareholder. All of such expenses, except for the SEC Registration Fee, are estimated.

                  SEC Registration Fee ...............................$  270
                  Legal Fees and Expenses .............................5,000
                  Accountants' Fees and Expenses ......................2,000
                  Printing Expenses ...................................1,000
                  Miscellaneous .......................................  745
                           Total .....................................$9,000

Item 15.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         Provisions regarding indemnification of officers and directors of the Company are contained in Article 9 of the Company's Articles of Incorporation, as amended and Article 5 of the Company's Bylaws each of which are incorporated herein by reference.

         The Company and selling shareholder listed herein, have agreed to indemnify, under certain conditions, each other against certain liabilities arising under the Securities Act.

         In addition to providing indemnification as outlined above, the Company also purchases individual insurance coverage for its directors and officers. Subject to the stated conditions, the policy insures the directors and officers of the Company against liability arising out of actions taken in their official capacities. To the extent that such actions cannot be indemnified by the Company, the policy provides individual liability insurance protection to the officers and directors of the Company.

         As permitted by Section 302A.251 of the Minnesota Statutes, the Company's Articles of Incorporation provide that a director shall not have personal liability to the Company or its shareholders for breach of his or her fiduciary duty as a director, to the fullest extent permitted by law.


Item 16.  Exhibits

           See Exhibit Index on page following signatures.

Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events arising after the effective date of the  Registration  Statement  (or the
                                    most recent  post-effective  amendment
                                    thereof)  which,  individually  or in the
                                    aggregate,  represents a fundamental
                                    change   in  the   information   set  forth
                                    in the Registration Statement
                                    notwithstanding  the  foregoing,  any
                                    increase  or  decrease  in  volume  of
                                    securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cresco, State of Iowa, on October 14, 1998.

                                            FEATHERLITE MFG., INC.


                                            By /s/ Conrad D. Clement
                                               Conrad D. Clement, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         Conrad D. Clement, Jeffery A. Mason, Tracy J. Clement, Donald R. Brattain, Thomas J. Winkel, Kenneth D. Larson and John H. Thomson, each hereby constitutes and appoints any one or both of Conrad D. Clement and Jeffery A. Mason, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and perform any acts necessary to file any or all amendments (including post-effective amendments) to the Registration Statement with all exhibits thereto, and any and all registration statements, prospectuses, instruments or other documents as a part of or in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

       Signature                      Title                          Date

/s/ Conrad D. Clement       President, Chief Executive
Conrad D. Clement           Officer and Director               October 14, 1998

/s/ Jeffery A. Mason        Chief Financial Officer and        October 14, 1998
Jeffery A. Mason            Director

/s/ Tracy J. Clement        Executive Vice President and       October 14, 1998
Tracy J. Clement            Director

/s/ Donald R. Brattain      Director                           October 14, 1998
Donald R. Brattain

/s/ Thomas J. Winkel        Director                           October 14, 1998
Thomas J. Winkel

                            Director                           October __, 1998
Kenneth D. Larson

/s/ John H. Thomson         Director                           October 14, 1998
John H. Thomson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement

                                ----------------


                                Featherlite, Inc.
             (Exact name of Registrant as specified in its charter)

                                ----------------

                                      INDEX

Exhibit

4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Form 10Q for quarter ended 3-31-98) *

4.2 Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1, File No. 333-82564) *

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

23.1     Consent of McGladrey & Pullen, LLP

23.2     Consent of Fredrikson & Byron, P.A. (Included in Exhibit 5.1)

24.1 Power of attorney from directors (Included in signature page of this Registration Statement)

*  Incorporated by reference, SEC File No. 000-24804